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                                                                 EXHIBIT 10.72

[CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]


                                    AGREEMENT

                                 by and between

CETUS ONCOLOGY CORPORATION, 1400 Fifty-third Street, Emeryville, CA 94608, USA,

EUROCETUS INTERNATIONAL, N.V., Schottetagatweg-Oost 130, Curacao, Netherlands Antilles,

(hereinafter collectively referred to as "CETUS PARTIES"),

                                                                 on the one hand

                                       and

F.HOFFMANN-LA ROCHE Ltd, Grenzacherstr.124, CH-4002 Basel, Switzerland, (hereinafter referred to as "ROCHE"),

                                                              on the other hand.


                              --------------------

INTRODUCTION

Effective as of April 17, 1990 the Parties hereto have entered into a duly executed Heads of Agreement covering a collaborative commercialization arrangement for interleukin-2 products and ROCHE's Interferon product respectively in some European countries.

Based on the above-mentioned Heads of Agreement the parties subsequently entered into duly executed full text agreements covering the detailed terms and conditions of the subject matter. The following Agreements were executed:

   -   Co-Promotion Agreement for IL-2 and IFN: April 17, 1990
          (CETUS CORPORATION, EUROCETUS INTERNATIONAL N.V. AND F.HOFFMANN-LA ROCHE) - ("CO-PROMOTION AGREEMENT"


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                                      - 2 -


   -   Co-Marketing Agreement for IL-2 (Italy): April 17, 1990
          (EUROCETUS INTERNATIONAL N.V. AND F.HOFFMANN-LA ROCHE) - ("CO-MARKETING AGREEMENT")

   -   Exclusive Distribution Agreement:  April 17, 1990
          (EUROCETUS INTERNATIONAL N.V. AND F.HOFFMANN-LA ROCHE) - ("DISTRIBUTION AGREEMENT")

With respect to the particular commissions to be paid under the Co-Promotion Agreement, the Co-Marketing Agreement and the Distribution Agreement respectively, the parties executed a separate letter agreement dated as of May 17/July 1, 1993 ("Letter Agreement").

The parties hereto now mutually agree to terminate the collaborative commercialization as agreed upon in both the Co-Promotion Agreement and the Co-Marketing Agreement. However, the Distribution Agreement shall continue to remain in full force and effect.

The respective understanding reached by the parties hereto and the proceeding for the formal termination of the Co-Promotion Agreement and the Co-Marketing Agreement have been agreed upon in two letters of Roche dated as of May 17, 1993 and accepted by the Cetus Parties on June 2, 1993.

For good orders sake it is herewith noted that with certificate dated March 4, 1992 the former Cetus Corporation, one of the CETUS PARTIES, has changed its name into Cetus Oncology Corporation.

Now, Therefore, the parties hereto agreed as follows:


I.   CO-PROMOTION AGREEMENT

1. The parties herewith jointly agree to formally terminate the Co-Promotion Agreement.


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2.   The co-promotion activities as agreed upon under Art.3 of the Co-Promotion
     Agreement have already been terminated as follows:

     a)   in the United Kingdom, Ireland and Spain effective as of March 30,
          1993
     b) in France, Germany, The Netherlands, Belgium and Luxembourg effective as of May 31, 1993.

3. With respect to the commissions to be paid according to Art.4.1 and 4.2 and the Letter Agreement respectively, the parties reached the following understanding:

     a) as far as the United Kingdom, Ireland and Spain are concerned, commissions will be paid as agreed upon up to March 30, 1993.

     b) with respect to France, Germany, The Netherlands, Belgium and Luxembourg, commissions will be paid as agreed upon up to December 31, 1993, despite of the fact that co-promotion activities have been terminated as of May 31, 1993.

     The reporting obligations as per Art.4.3 of the Co-Promotion Agreement shall remain in full force and effect, on a country-by-country basis, until the last commission due as agreed hereunder is paid.

4. As a consequence of the termination of the Co-Promotion Agreement, the obligation of the Cetus Parties to pay royalties on Net Sales of Cetus IL-2 as per the Non-U.S. Licence Agreement (defined in Art.1.1 of the Co-Promotion Agreement) will become again effective.

     a) With respect to the United Kingdom, Ireland and Spain, royalties will become again due by the Cetus Parties on Net Sales effectuated from April 1, 1993 onward.


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                                      - 4 -


     b) With respect to France, Germany, The Netherlands, Belgium and Luxembourg, royalties will again become due by the Cetus Parties on Net Sales effectuated from January 1, 1994 onward.

     c) In modification of Art.III Section 3 of the Non-U.S. Licence Agreement, the royalty rate shall be [Confidential Treatment Requested] on all Net Sales of Cetus IL-2 in France, Germany, U.K., Ireland, Spain, The Netherlands, Belgium and Luxembourg until [Confidential Treatment Requested]. Thereafter, the royalty rate shall be as originally stated in Art.III.3 of the Non-U.S. License Agreement.

5. As far as the cost sharing relative to the joint development work according to Art.9 of the Co-Promotion Agreement is concerned, the parties have reached a final understanding as to all outstanding issues. Such final understanding is contained in Appendix 1 attached hereto.

6. The parties recognize that there are some ongoing clinical trials despite the fact that the Co-Promotion Agreement is herewith terminated. A clinical expert plan dealing with the phasing out of ongoing clinical trials is attached as Appendix 2 hereto.

7. Except as expressly otherwise stated herein, all rights and obligations as per the Co-Promotion Agreement shall be deemed terminated effective as of the date this Agreement has been fully executed by all parties concerned.


II.  CO-MARKETING AGREEMENT

1. The parties herewith jointly agree to formally terminate the Co-Marketing Agreement.

2. The effective date of the termination shall be December 31, 1993. Effective as of this date all rights and licences granted by the CETUS PARTIES to ROCHE as per the Co-Marketing Agreement shall elapse.


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3.   It is the understanding of the parties hereto that the respective affiliated companies of the parties in Italy shall discuss and agree on specific operative measures so that the commercialization of the Product by ROCHE's affiliated companie will be phased out in a appropriate manner.

4. Commissions due according to Art.7.5 of the Co-Marketing Agreement and the Letter Agreement respectively, will be paid by both parties as agreed upon up to December 31, 1993.

5. Roche shall be in any case entitled to sell any remaining amount of the Product Roche will have on stock.

6. As a consequence of the termination of the Co-Marketing Agreement the obligation of the CETUS PARTIES to pay royalties on Net Sales of the Product will again become due on Net Sales effectuated from January 1, 1994 onward.

7. In modification of Art.III.3 of the Non-U.S. Licence Agreement the royalty rate shall be [Confidential Treatment Requested] on all Net Sales of the Product in Italy until [Confidential Treatment Requested]. Thereafter, the royalty rate shall be as originally stated in Art.III.3 of the Non-U.S. License Agreement.


III. LETTER AGREEMENT

1. The parties herewith jointly agree to formally terminate the Letter Agreement as far as the provisions relating to the Co-Promotion Agreement and the Co-Marketing Agreement respectively are concerned.

2. The Letter Agreement shall remain in full force and effect with respect to all terms and conditions relating to the Distribution Agreement.

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IV.  MISCELLANEOUS

1. This Agreement constitutes the entire understanding between the parties hereto with respect to the termination of the Co-Promotion Agreement and the Co-Marketing Agreement respectively and supersedes all previous understandings, whether written or oral.

2. In the event of any conflict between any provisions of this Agreement and the Co-Promotion Agreement and the Co-Marketing Agreement respectively, the provisions of this Agreement shall prevail.



Emeryville, December 22, 1993                CETUS ONCOLOGY CORPORATION


                                             /s/
                                             ----------------------------------


Emeryville, December 22, 1993                EUROCETUS INTERNATIONAL N.V.


                                             /s/
                                             ----------------------------------


Basel, August 30, 1993                       F.Hoffmann-La Roche LTD


                                             /s/
                                             ----------------------------------


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APPENDIX 1:  CLINICAL TRIAL COSTS


The following agreement regarding the conclusion of clinical trial programs has been reached between the two parties i.e. EuroCetus and Roche in a meeting held in Amsterdam on June 29, 1993.

     - EuroCetus will pay back Roche 800'000 US$ as a compensation of the upfront payment.

     - Each party will bear all of its own expenses with respect to clinical trials conducted in 1993 and 1992.

     - Except for the 800'000 US$ payment referenced above, neither party will have any obligation to make any payments to the other in support of any clinical trial costs pursuant to the Co-Development Program.

     - The Virology Report (Hepatitis B study) will be written by EuroCetus. Roche will only have to provide EuroCetus with case report forms, data bank access and all statistical analysis existing.


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APPENDIX 2:  CLINICAL TRIAL ARRANGEMENTS


The following phase out was decided for the clinical co-development plan in a meeting held in Amsterdam on June 29, 1993.

     -    The co-development program will end by September 1st, 1993.

     - If one company wishes after that date to continue any new development (including modifications to the existing protocols) it will be possible but under its own responsibility and at its own expenses (even for the drug costs). In such event, all data from such new development shall be the sole property of such company.

     - To phase out in the best manner a number of conditions have to be fulfilled:

               -Patient recruitment will stop by August 31, 1993 (for AML not more than 20 new patients are agreed.

               -Each party will bear its own expenses in connection with performance to that date and all that is necessary after it to the end of the common program.

               -Enough free drug will be provided by both companies to allow all the patients enrolled or to be enrolled until September 1993 to get full treatment as stated in the protocols. Exact calculations will be provided by both clinical teams but under the assumptions that the drug already on stock plus 1 to 2'000 vials of Proleukin-TM- or respectively Roferon-TM- should be sufficient to cover the needs.


The parties further agree as follows:

     - Each party will have full access to, and the right to use for its own business purposes, all data, reports and information pertaining to the objectives of the protocols as originally designed under the clinical co-development program.

     - Prior to January 31, 1994, Roche will provide to EuroCetus a list of all clinical study protocols which have been part of the clinical co-development program, identifying those studies for which Roche has prepared or intends to prepare the


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APPENDIX 2
Page 2

          final report, and those studies for which Roche proposes that EuroCetus prepare the final report.

     - By February 28, 1994, the parties will mutually agree upon the allocation of responsibility for preparation of final reports, and on procedures for exchanging information and data, to the extent such exchange is not then completed.